UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 1, 2019

STEWARDSHIP FINANCIAL CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

New Jersey	1-33377	22-3351447
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation or organization)	File Number)	Identification No.)

630 Godwin Avenue, Midland Park, NJ 07432

(Address of principal executive offices) (Zip Code)

(201) 444-7100

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.01	Completion of Acquisition or Disposition of Assets.

On November 1, 2019, Stewardship Financial Corporation (the “Company”) completed its previously announced merger with Columbia Financial, Inc. (“Columbia Financial”) pursuant to the Agreement and Plan of Merger, dated as of June 6, 2019 (the “Merger Agreement”), by and among the Company, Columbia Financial and Broadway Acquisition Corp., a wholly-owned subsidiary of Columbia Financial (“Merger Sub”).

In accordance with the Merger Agreement, Merger Sub merged with and into the Company (the “First-Step Merger”), with the Company remaining as the surviving entity, and, thereafter, immediately following the effective time of the First-Step Merger, the Company merged with and into Columbia Financial, with Columbia Financial remaining as the surviving entity (the “Second-Step Merger”, together with the First-Step Merger, the “Merger”). Immediately following the consummation of the Merger, Atlantic Stewardship Bank, our wholly-owned subsidiary and a New Jersey state-chartered bank, merged with and into Columbia Bank, a wholly-owned subsidiary of Columbia Financial, with Columbia Bank remaining as the surviving bank.

At the effective time of the First-Step Merger, each outstanding share of the Company’s common stock, no par value (the “Common Stock”) except for treasury shares held by the Company and shares held, other than in a fiduciary capacity or in satisfaction of a debt previously contracted, by Columbia Financial, was converted into the right to receive from Columbia Financial $15.75, in cash, without interest (the “Merger Consideration”). In addition, each share of the Company’s unvested restricted stock fully vested and was converted into the right to receive, without interest, the Merger Consideration, net of applicable withholding tax.

In connection with the Merger, each of Columbia Financial and Columbia Bank increased the size of its Board of Directors by one member and appointed Paul Van Ostenbridge, the Company’s President, Chief Executive Officer and long-standing director, to serve on its Board of Directors.

The foregoing description of the transactions contemplated by the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which is incorporated by reference as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed on June 7, 2019.

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On October 31, 2019, in connection with the completion of the Merger, the Company requested that NASDAQ Capital Market (“NASDAQ”) suspend trading of its Common Stock, and requested that NASDAQ file a Form 25 with the Securities and Exchange Commission (the “SEC”) to remove the Common Stock from listing on NASDAQ and to deregister the Common Stock pursuant to Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Additionally, Columbia Financial, the Company’s successor-by-merger, intends to file with the SEC a Form 15 requesting the termination of registration of the Common Stock under Section 12(g) of the Exchange Act and the suspension of the Company’s reporting obligations under Section 13 and Section 15(d) of the Exchange Act.

The information set forth in Item 2.01 is incorporated herein by reference.

Item 3.03	Material Modification to the Rights of Security Holders.

As a result of the Merger, each holder of the Common Stock of the Company ceased to have any rights as a shareholder of the Company other than the right to receive the Merger Consideration as set forth in the Merger Agreement.

The information set forth in Items 2.01, 3.01 and 5.03 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03.

Item 5.01	Changes in Control of Registrant.

As a result of the Merger, a change in control of the Company has occurred. At the effective time of the First-Step Merger, the Company became a wholly-owned subsidiary of Columbia Financial and at the effective time of the Second-Step Merger, the Company merged with and into Columbia Financial, with Columbia Financial remaining as the surviving entity.

The information set forth in Items 2.01 and 3.01 of this Current Report on Form 8-K is incorporated by reference herein.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Upon completion of the Merger, the Company’s directors and executive officers ceased serving in such capacities.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

As of the effective time of the Merger, the Certificate of Incorporation of and the Bylaws of the Company ceased to be in effect.

Item 9.01	Financial Statements and Exhibits.
(d)	Exhibits.

Exhibit No.	Description
2.1	Agreement and Plan of Merger, dated as of June 6, 2019, by and among Stewardship Financial Corporation, Columbia Financial, Inc. and Broadway Acquisition Corp. (incorporated herein by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K filed on June 7, 2019)*

*	Pursuant to Item 601(b)(2) of Regulation S-K, certain schedules and similar attachments have been omitted. The registrant hereby agrees to furnish a copy of any omitted schedule or similar attachment to the SEC upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

STEWARDSHIP FINANCIAL CORPORATION

Date: November 1, 2019

	By:	/s/ Claire M. Chadwick
	Name:	Claire M. Chadwick
	Title:	Executive Vice President and
Chief Financial Officer